EXHIBIT 10.1

SINGLE FAMILY HOMES

REAL ESTATE PURCHASE AND SALE AGREEMENT

by and among

DOMINION ATLANTA PROPERTIES FUND I, LP,

a Delaware limited partnership

and

DP ATLANTA FUND, LLC,

a Delaware limited liability company

and

STONE TOWER INVESTMENTS, LLC,

a Georgia limited liability company

and

FULL COURT PRESS, LLC,

a Delaware limited liability company

and

RMN INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company

and

DP ATLANTA, LLC,

a Maryland limited liability company

and

DPH ATLANTA, LLC,

a Delaware limited liability company

collectively, as Seller

and

REVEN HOUSING GEORGIA, LLC

a Delaware limited liability company,
as Buyer

November 15, 2013

THIS SINGLE FAMILY HOMES PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of November 15, 2013 (“Effective Date”), by and among DOMINION ATLANTA PROPERTIES FUND I, LP, a Delaware limited partnership, DP ATLANTA FUND, LLC, a Delaware limited liability company, STONE TOWER INVESTMENTS, LLC, a Georgia limited liability company, FULL COURT PRESS, LLC, a Delaware limited liability company, RMN INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, DP ATLANTA, LLC, a Maryland limited liability company, and DPH ATLANTA, LLC, a Delaware limited liability company (collectively, “Seller”) and, REVEN HOUSING GEORGIA, LLC a Delaware limited liability company (together with any designee identified or appointed by REVENT HOUSING GEORGIA, LLC, “Buyer”).

BASIC TERMS

The following terms, as used in this Agreement, will have the meanings assigned to such terms in this Basic Terms section of the Agreement, subject to any adjustments set forth elsewhere in this Agreement.

Purchase Price: Thirteen Million Forty Thousand Two Hundred Forty Eight and 00/100 Dollars ($13,040,248) subject to adjustment in accordance with the provisions of this Agreement.

Deposit: One Hundred Thirty Thousand Four Hundred Two and 48/100 Dollars ($130,402.48).

Closing Date: On or before December 31, 2013, subject to the potential for a bifurcated closing arising under Section 5(c) below. Buyer’s closing on or before the Closing Date as to the Property identified on Exhibit A-1 is a material inducement to Seller’s entering into this Agreement. Notwithstanding anything to the contrary, time is of the essence.

Due Diligence Period: Subject to the provisions of Section 7 below, the period commencing on the Effective Date and ending 6:00 PM Pacific Time on December 16, 2013, during which period Buyer will be provided the opportunity to review all aspects of the Property.

Purchase Price Holdback: Five (5) percent of the Purchase Price, i.e., Six Hundred Fifty Two Thousand Twelve and 40/100 Dollars ($652,012.40) shall be withheld by the Escrow Holder for ninety (90) days after the Closing Date, during which time Buyer may conduct the inspections contemplated in Section 7(d) below.

Escrow Holder: Fidelity National Title Insurance Company.

Title Company: Fidelity National Title Insurance Company.

Seller’s Broker: None.

Buyer’s Broker: None.

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PRELIMINARY STATEMENTS

A. Seller is the owner of the Property (as defined herein); and

B. Seller desires to sell, and Buyer desires to buy, the Property, at the price and on the terms and conditions hereafter set forth.

In consideration of the recitals, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Seller and Buyer hereby agree as follows:

1.                  Premises. The real estate which is the subject of this Agreement consists of One Hundred Seventy Three (173) single family homes, in the State of Georgia, which are identified and generally described on Exhibit A-1 and Exhibit A-2 attached hereto, together with all of the improvements and structures located thereon (“Improvements”), any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”).

2.                  Personal Property and Leases.

(a)                The “Personal Property” referred to herein shall consist of all right, title, and interest of Seller, if any, in all tangible (including all advertising materials, plans and specifications) and intangible personal property, including any equipment, appliances, or furnishings that remain in the Premises at the Closing, and any and all existing licenses and permits held by Seller and not constituting part of the real estate, located on and used in connection with the Premises, but excluding any equipment, appliances, or furnishings owned by the applicable tenant.

(b)               The “Leases” referred to herein shall consist of the leases, occupancy and rental agreements between the Seller, as landlord and tenants of the single family homes that comprise the Premises, as well as and service contracts relating to the maintenance and repair of such homes.

3.                  Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to buy and assume from Seller, at the price and upon the other terms and conditions hereafter set forth (a) the Premises, (b) the Personal Property, (c) the Improvements, and (d) the Leases (a-d collectively, the “Property”).

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4.                  Transfer of Title.

(a)                Title to the Property shall be conveyed to Buyer by a special warranty deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit C.

(b)               The Personal Property shall be conveyed to Buyer by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit D.

(c)                The Leases shall be assigned by Seller and assumed by Buyer by an Assignment Leases and Contracts (the “Assignment of Leases and Contracts”), in the form attached hereto as Exhibit E.

5.                  Purchase Price; Deposit; Deferred Closing(a)                .

(a)                Delivery of Purchase Price. The purchase price for the Property shall be the price identified in the Basic Terms (the “Purchase Price”), which shall be subject to reduction in accordance with Section 7(d) and payable by Buyer to Seller as follows:

(1)               Within five (5) business days after the execution of this Agreement, Buyer shall deposit into an escrow account (the “Escrow”) established with Escrow Holder (as identified in the Basic Terms), which will serve as escrow holder for this transaction a deposit in the amount of the Deposit (as identified in the Basic Terms above). If Buyer notifies Seller that it elects to proceed to purchase the Property in accordance with the provisions of Section 7, then the Deposit (as defined in the Basic Terms) will become non-refundable to Buyer, except in the event of a default or breach of this Agreement by Seller. The Deposit shall at all times prior to Closing be invested in United States treasury obligations or such other interest bearing accounts or securities as are approved by Buyer in writing; all interest earned on the Deposit will be administered, paid or credited (as the case may be) in the same manner as the Deposit and, when credited to the escrow account shall constitute additional Deposit. At the closing of the transactions contemplated by this Agreement (the “Closing”), Buyer shall receive a credit against the Purchase Price in the amount of the Deposit with respect to the Property identified on Exhibit A-1. No further deposit will be placed into Escrow.

(2)               The Purchase Price, less a credit for the Deposit, and less the Purchase Price Holdback, and plus or minus prorations and adjustments as set forth in Section 17 hereof, shall be paid by Buyer to Seller by wire transfer of immediately available federal funds on the Closing Date.

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(b)               Property Valuation. Buyer may elect to retain an independent, third-party valuation consultant to prepare a valuation report (“Valuation Report”) for each of the properties that comprise the Property. If the sum of the values of the properties that comprise the Property (“Total Valuation”) is less than the Purchase Price, then Seller and Buyer will negotiate in good faith to adjust the Purchase Price to reflect the Total Valuation. If Seller and Buyer are unable to agree on a Purchase Price after receiving the Total Valuation, then Buyer may, at any time, terminate this Agreement and receive a refund of the Deposit, even if such termination occurs after the expiration of the Due Diligence period.

(c)                Deferred Closing. Buyer will cause the Closing to occur with respect to the Property identified on Exhibit A-1 on the Closing Date. The consideration required to close with respect to those Properties will be equal to the sum of the values of the properties set forth on Exhibit A-1 (less the value of any Excluded Properties) and Buyer will close with respect to those properties on the scheduled Closing Date, time being of the essence.

6.                  Representations, Warranties and Covenants.

(a)                Seller’s Representations and Warranties. Subject to the limitation period contemplated in Section 9 below, and as a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer that as of the Effective Date and the Closing Date:

(1)               Organization and Authority. Each entity comprising Seller has been duly organized and is validly existing as a limited liability company or, in the case of Dominion Atlanta Properties Fund I, LP, a limited partnership, organized in the state specified in the initial paragraph of this Agreement Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2)               Conflicts. There is no agreement to which Seller is a party or, to Seller’s Knowledge, binding on Seller or the Property, that is in conflict with this Agreement or that would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement, except for certain Real Estate Lien Notes and related loan documents, secured by Security Deed and Security Agreements encumbering each Property identified on Exhibit A-2, which contain prepayment penalties, due on sale clauses, and other provisions that may conflict with or limit or restrict Seller’s performance hereunder; provided that all such loan documents will be terminated with respect to the properties being acquired by the Closing Date for such properties.

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(3)               Documents and Records. To Seller’s Knowledge, Seller has provided (or upon the execution hereof will provide) Buyer with, or has made available to Buyer, true, correct and complete copies of the items set forth in, and subject to the limitations of, Schedule 6(a)(3) attached hereto (all of the foregoing collectively the “Property Information”), to the extent in Seller’s possession or control.

(4)               Litigation. There is no action, suit or proceeding pending or to Seller’s knowledge threatened which (i) if adversely determined, would not be covered by insurance (subject to the payment of a customary insurance deductible) or adversely affect the Property, or (ii) which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.

(5)               Leases. Schedule 6(a)(5) sets forth a list of the leases, tenants, and all contracts (including all service, maintenance, and warranty contracts) that apply to the properties that comprise the Property, which, to Seller’s Knowledge, is true and correct and complete list of such leases and contracts as of the date of such schedule. To Seller’s Knowledge, except as scheduled in Schedule 6(a)(5), neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to the Leases. To Seller’s Knowledge, other than the Leases and any other matters disclosed in the Title Report, there are no leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property as of the date hereof, which will be in force on the Closing Date. Seller has delivered or made available at the Property, true and correct copies of the Leases to Buyer. No lessee under any Lease has any right of first refusal or option to purchase the property that is the subject of their Lease. With respect to any Property identified on Exhibit A-1 and Exhibit A-2, if any Lease expires and is extended or renewed, or if Seller elects to sign a new Lease, during the period this Agreement is in effect, then such new Lease must be submitted to Buyer for review and approval (which shall not be unreasonably withheld or delayed), may not have a term shorter than one year, and may not include any free rent period or cancellation right on the part of the tenant, unless such terms are approved by Buyer in writing. Any Lease that Seller submits to Buyer and is not rejected within five (5) days of transmission to Buyer shall be deemed approved, provided such Lease contains no right of first refusal or option, has a term of not less than one year, contains no free rent provision, and is not cancellable by tenant absent a default by Landlord.

(6)               Contracts. Exhibit B sets forth all contracts presently outstanding with respect to the Property. To Seller’s Knowledge, neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to any contracts that will survive the Close of Escrow.

(7)               Notice of Violations. Seller has received no written notice that either the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

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(8)               Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(9)               Condemnation. Except for any condemnation proceedings which Seller has not yet been served with process, there are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Property or any individual property that is a part thereof.

(10)           Employees. Seller has no employees at the Property.

(11)           No Bankruptcy Proceedings. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, or (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets.

(12)           Unrecorded Documents. Other than as disclosed in the Property Information, the Title Commitment, or any other documents delivered to Buyer, Seller has not entered into any unrecorded contracts, leases, easements or other agreements with respect to the Property that would be binding on Buyer or the Property following the Closing. Seller has no knowledge of any claim of any third party affecting the use, title, occupancy or development of the Property that has not been disclosed to Buyer. Seller has not granted any right of first refusal, option or other right to acquire all or any part of the Property.

(13)           Tenants. Each tenant is occupying its respective home and is current in the payment of rent, and no default currently exists and, except as disclosed in writing to Seller, no condition exists, which, with the passage of time, would become a default under any of the Leases.

For purposes of this Section 6(a), the term “Seller’s Knowledge” means the actual knowledge of Jack BeVier, the person who Seller represents to be the most knowledgeable about the Property.

(b)               Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that Buyer has been duly organized and is validly existing as a Delaware limited liability company. Buyer has the full right and authority and has obtained any and all consents required therefore to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Buyer are authorized to do so. This Agreement and all of the documents to be delivered by Buyer at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

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(c)                Covenants of Seller. Seller covenants and agrees that during the period from the date of this Agreement through and including the Closing Date:

(1)               Seller will timely pay and perform its obligations in all material respects under the Leases and any contracts to be assumed by Buyer pursuant hereto.

(2)               Seller in the ordinary course of business performs all repairs that Seller is obligated to perform by applicable law or by the applicable Lease, including move-in punch-list items. Any such repairs not completed prior to the close of escrow will be addressed by Seller in accordance with the terms of the post-closing inspection provisions of Section 7(d) below. Any such repairs shall be of the standard and quality customarily performed by Seller with respect to the homes that comprise the Property during the period that Seller owned the Property.

(3)               Following the expiration of the Due Diligence Period, Seller will not enter into any contract (other than new Leases) that will be an obligation affecting the Property subsequent to the Closing Date except for contracts entered into in the ordinary course of business that are terminable without cause and without payment of a penalty on not more than 30-days’ notice.

(4)               Seller will not remove any Personal Property from the Property except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal.

(5)               Seller will continue to operate and maintain the Property in accordance with past practices and will not make any material alterations or changes thereto;

(6)               Seller will maintain casualty and liability insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Property;

(7)               Seller will not do anything, or authorize anything to be done, that would adversely affect the condition of title as shown on the Title Commitment.

(8)               Seller agrees to terminate by written notice to the other parties thereto, effective as of Closing, any service contracts that Buyer, pursuant to written notice to Seller prior to the expiration of the Due Diligence Period, requests Seller to terminate. Seller shall deliver to Buyer copies of all notices of termination given by Seller pursuant to this subsection.

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(9)               Seller shall restore any unit that becomes vacant between the Effective Date and the Closing Date to “rent-ready” condition in accordance with Seller’s customary practice and procedure for the Property. If any unit becomes vacant in the five (5) days prior to the Closing Date, then Seller shall either make such unit rent-ready prior to the Closing Date, or shall escrow for each such unit Three Thousand Five Hundred Dollars ($3,500.00). At Buyer’s request, Seller shall inspect each of the vacant units prior to the Closing to determine if any of such units cannot be restored to “rent ready” condition at a cost of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) or less, and Buyer and Seller hereby agree to adjust the amount held in escrow for such purpose (either above or below Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) per unit) to an amount on which Buyer and Seller agree, acting reasonably, based on the cost to restore the vacant units to “rent ready” condition. Thirty (30) days after the Closing Date, the parties shall cause the Escrow Holder to disburse the escrow allocable to each such unit (i) to Seller provided Seller has restored said unit to rent-ready condition, and (ii) to Buyer to the extent necessary to restore such unit to rent-ready condition if Seller has not completed such restoration, with the balance of the funds escrowed for the applicable unit’s repairs to be disbursed to Seller. If the restoration work is performed by Buyer, then the cost to restore the unit to “rent ready” condition will be determined by bids from contractors retained by Buyer for the work required to put in rent ready condition. Upon request, Seller shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date and shall deliver to Buyer copies of all new Leases.

(d)               Representation and Warranties Prior to Closing. The continued validity in all material respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction. If Seller’s representations and warranties contained in Sections 6(a)(5) and 6(a)(13) are not true and correct as of the Effective Date and the Closing Date, or if any of Seller’s other representations and warranties are not true and correct at any time on or before the Closing even if true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct and regardless as to whether Buyer becomes aware of such fact through Seller’s notification or otherwise, then Buyer may, at Buyer’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement and declare this Agreement of no further force and effect and in which event Escrow Holder shall, upon receipt of joint written instructions directing the return of the Deposit to Buyer (which neither party shall withhold in bad faith), return the Deposit to Buyer and Seller shall have no further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement.

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7.                  Due Diligence Period.

(a)                Buyer will have a period commencing on the Effective Date and ending at 6:00 PM Pacific Time on December 15, 2013 (the “Due Diligence Period”) to examine, inspect, and investigate the Property and, in Buyer’s sole judgment and discretion, to determine whether Buyer desires to purchase the Property.

(b)               Buyer may terminate this Agreement for any or no reason by giving written notice of such termination to Seller on or before the last day of the Due Diligence Period. If this Agreement is terminated pursuant to this Section 7, upon written instruction to Escrow (which neither party shall withhold in bad faith) the Deposit shall be immediately refunded to Buyer, and neither party shall have any further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement. In the event this Agreement is terminated in accordance with the terms of this section 7(b). Escrow shall, upon receipt of joint written instructions directing the return of the Deposit to Buyer (which neither party shall withhold in bad faith), return Buyer’s Deposit immediately and Seller agrees to not cause Escrow to delay the return of the Deposit to Buyer in bad faith. If Buyer does not elect to exercise its right to terminate this Agreement during the Due Diligence Period, then Buyer shall notify Seller of Buyer’s intention to acquire the Property before the expiration of the Due Diligence Period. If Buyer does not, before the expiration of the Due Diligence Period, either affirmatively notify Seller of its desire to acquire the Property or send a termination notice to Seller, then Buyer will be deemed to have elected to terminate this Agreement. If Buyer elects to proceed to purchase the Property, and this Agreement is not terminated or deemed terminated before the expiration of the Due Diligence Period, then the Deposit shall be non-refundable except in the event of a default hereunder by Seller.

(c)                Subject to the rights of tenants under the Leases, Seller will provide to Buyer reasonable access to the Property for the purpose of examining any or all aspects thereof, including conducting on a non-destructive basis, surveys, architectural, engineering, non-invasive geo-technical and environmental inspections and tests, and any other inspections, studies, or tests reasonably required by Buyer. Buyer shall give Seller reasonable notice by telephone or e-mail before entering onto any of the properties that comprise the Property to perform inspections or tests, and in the case of tests (i) Buyer shall specify to Seller the precise nature of the test to be performed, and (ii) Seller may require, as a condition precedent to Buyer’s right to perform any such test, that Buyer deliver Seller evidence of public liability and other appropriate insurance naming Seller as an additional insured thereunder. Such examination of the physical condition of the Property, including the Third Party Inspection Report (defined in Section 7(d) below) may include an examination for the presence or absence of hazardous or toxic materials, substances or wastes, which shall be performed or arranged by Buyer at Buyer’s sole expense. Buyer shall keep the Property free and clear of any liens and will indemnify, protect, defend, and hold each Seller Related Party (defined below) harmless from and against all losses, costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising from damage to the Property and injury to persons asserted against or incurred by any Seller Related Party as a result of such entry by Buyer, its agents, employees or representatives (except that Buyer shall have no liability or indemnity obligation for any diminution in the value of the Property as a result of any unfavorable analysis, test, study, opinion or recommendation made to or for or reach by Buyer). If any inspection or test disturbs the Property and Buyer does not acquire the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer and its agents, employees, and representatives may, upon not less than twenty four (24) hours prior telephonic notice to Seller, examine and make copies of all books and records and other materials relating to the condition of the Property in Seller’s possession at the office where such records are maintained. Any information provided to or obtained by Buyer with respect to the Property shall be subject to the provisions of Section 22(p) of this Agreement. The obligations of Buyer under this Section shall survive the termination of the Agreement.

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(d)               The Purchase Price Holdback shall be disposed of as follows:

(1)               Buyer may retain at Buyer’s expense a contractor or home inspector to prepare a report or reports and deliver the same to Seller no later than ninety (90) days after Closing, describing the physical condition of the Property and identifying any necessary repairs or improvements necessary to bring the Property into compliance with the applicable local building code and/or rent ready condition (“Third Party Inspection Report”). The person or entity preparing the Third Party Inspection Report must be (i) a licensed contractor or otherwise qualified to perform such inspections in the jurisdiction where the Property is located; (ii) qualified by experience to remodel and repair properties of the type comprising the Property; and (iii) may not be, or have ever been, owned or controlled by Buyer or an affiliate of Buyer. Buyer will provide a copy of the Third Party Inspection Report to Seller, when finalized.

(2)               As to each parcel comprising the Property, if the sum of the reasonably estimated costs identified in the Third Party Inspection Report for any three (3) or fewer repair items exceeds One Thousand and 00/100 Dollars ($1,000.00), then that sum shall be deducted from the Purchase Price Holdback held in Escrow. In determining whether Seller is responsible for paying for any single repair item over $1,000.00 under this Section, small items may not be aggregated in order to reach the $1,000.00 threshold. (For example, if an electrical panel needs to be replaced at a cost of $1,200.00, Seller will bear the expense; if 20 electrical outlets need to be replaced at an individual cost of $60.00 – total of $1,200.00 – Seller will not bear the expense.) Notwithstanding the foregoing, in lieu the Purchase Price Holdback deduction discussed above, Seller may:

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(i) within fourteen (14) days of receipt of the Third Party Inspection Report, dispute the conclusions of such report, in which event, such dispute shall be resolved as stated below, or

(ii) within fourteen (14) days of receipt of the Third Party Inspection Report (or the Second Third Party Inspection Report, as the case may be), elect by written notice to undertake repairs at the applicable property to the standard and quality customarily performed by Seller with respect to the houses that comprise the Property during the period of Seller’s ownership, and shall provide Buyer written notice upon the completion of such repairs, in which event:

(A) Seller and Buyer shall cooperate at Seller’s expense to facilitate such repairs;

(B) Seller shall commence repairs at some or all of such parcels no later than thirty (30) days after the receipt of such applicable report;

(C) Seller shall complete such repairs not later than sixty (60) days of receipt of the applicable Third Party Inspection Report; and

(D) upon the first to occur of (I) the completion by Seller of all such repairs undertaken by Seller, or (II) sixty (60) days after Seller’s receipt of the applicable Inspection Report, the parties shall direct the Escrow Holder to pay: (I) to Buyer from the Purchase Price Holdback the sum called for in subsection (d)(2) above, if any, and (II) the remaining balance of the Purchase Price Holdback, if any, to Seller.

(3)               Buyer shall be solely responsible for supervision of the contractor, and Seller shall not be liable for any additional costs that may be incurred above the amounts specified in the Third Party Inspection Report.

(4)               If Seller disagrees with the conclusions of the Third Party Inspection Report with respect to any parcel of the Property, Seller shall so notify Buyer within fourteen (14) days after actual receipt by Seller of a complete copy of the Third Party Inspection Report. In that event, Buyer and Seller shall negotiate in good faith to resolve Seller’s objections and come to agreement with respect to all items for which Seller will be responsible in accordance with this Section 7(d). If Buyer and Seller cannot reach agreement with respect to any parcel of the Property, then Buyer and Seller shall designate a mutually agreeable third party home inspector or contractor to prepare a second Third Party Inspection Report to identify any necessary repairs and the cost to make such repairs (the “Second Third Party Inspection Report”). The person or entity preparing the Second Third Party Inspection Report must be (i) a licensed contractor or otherwise qualified to perform such inspections in the jurisdiction where the Property is located, (ii) qualified by experience to remodel and repair properties of the type comprising the Property, and (iii) may not be, or have ever been, owned or controlled by Buyer or Seller or an affiliate of Buyer or Seller. The determination of the Second Third Party Inspection Report shall be binding on both parties, and Seller shall be responsible for the sum of the reasonably estimated costs identified in the Third Party Inspection Report for any three (3) or fewer repair items exceeding One Thousand and 00/100 Dollars ($1,000.00) in accordance with the terms of subsection (d)(2) above.

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8.                  As Is Sale.

(a)                BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’ USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS (AS DEFINED IN ANY ENVIRONMENTAL STATUTE) ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE LEASES (INCLUDING ALL SERVICE CONTRACTS) AND ANY OTHER AGREEMENTS AFFECTING THE PROPERTY AND (XI) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTY.

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9.                  Survival of Representations and Warranties After Closing.

(a)                All representations and warranties of Seller herein shall survive the Closing for a period of one (1) year (the “Limitation Period”).

(b)               Buyer shall provide actual written notice to Seller of any breach of any of Seller’s warranties or representations of which Buyer acquires knowledge, through any means, at any time after the Closing Date but prior to the expiration of the Limitation Period, and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure so long as such cure has been commenced within such thirty (30) days and diligently pursued but in no event more than ninety (90) days. If Seller fails to cure such breach after actual written notice and within such cure period (as extended), Buyer’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the six (6) months after the expiration of the Limitation Period.

10.              Closing.

(a)                The purchase and sale transaction contemplated in this Agreement shall occur on the date specified in the Basic Terms section of this Agreement (the “Closing Date”), time being of the essence, and accomplished by recording the Deed (as defined in Section 14) in the Official Records of the particular County in which each of the individual properties that constitute the Property is located (the “Official Records”), provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same.

(b)               On or before the Closing Date, the parties shall establish the usual form of deed and money escrow with Escrow Holder. Counsel for the respective parties are hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

11.              Conditions to Buyer’s Obligation to Close.

(a)                Buyer will not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Buyer:

(1)               This Agreement shall not have been previously terminated pursuant to any other provision hereof;

(2)               Seller shall be prepared to deliver or cause to be delivered to Buyer all instruments and documents to be delivered to Buyer at the Closing pursuant to Section 14 and Section 16 or any other provision of this Agreement; and

(3)               Seller shall have terminated all property managing services provided to the Property under any property management agreement which Buyer directs Seller in writing to terminate, effective as of December 31, 2013, at no cost, liability or expense to Buyer.

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(b)               If any of the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then Buyer may elect, upon notice to Seller, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

12.              Conditions to Seller’s Obligation to Close.

(a)                Seller will not be obligated to proceed with the Closing unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

(1)               Buyer shall be prepared to pay to Seller the Purchase Price and all other amounts to be paid to it at Closing pursuant to the provisions of this Agreement;

(2)               Buyer shall be prepared to deliver to Seller all instruments and documents to be delivered to Seller at the Closing pursuant to Section 15 and Section 16 or any other provision of this Agreement; and

(3)               This Agreement shall not have been previously terminated pursuant to any other provision hereof.

(b)               If the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then Seller may elect, upon notice to Buyer, to terminate this Agreement, in which event the parties shall issue joint written instructions to Escrow to return the Deposit to Buyer (which neither party shall withhold in faith), and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

13.              Title Insurance. (a) Following the execution and delivery of this Agreement, Buyer shall at Buyer’s expense cause Title Company to deliver to Buyer a commitment for the Title Policy described in subsection (b) below (the “Title Commitment”), together with legible copies of all of the underlying documentation described in such Title Commitment. Seller shall, within two business days after the execution of this Agreement, deliver to Buyer the most recent surveys of the properties that comprise the Property in Seller’s possession or control (the “Surveys”).

(a)                At Closing, and as a condition thereof, Buyer shall receive an owner’s title insurance policy (the “Title Policy”) issued by Title Company, dated the day of Closing, with liability in the full amount of the Purchase Price, the form of which shall be an American Land Title Association Owner’s Policy, Standard Form B, 1992 (or other form preferred by Buyer or required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any endorsements requested by Buyer.

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(b)               Prior to the expiration of the Due Diligence Period, Buyer shall review title to the Property as disclosed by the Title Commitment and the Surveys, and satisfy itself as to the availability from the Title Company of the Title Policy and all requested endorsement to such Title Policy. Buyer shall have the right to obtain an update of the Surveys or to secure new surveys at any time prior to the expiration of the Due Diligence Period.

(c)                Seller shall have no obligation to remove or cure title objections, except for (1) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company with Buyer’s approval, (2) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Buyer’s consent, and (3) non-consensual liens which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. In addition, Seller shall provide the Title Company with any affidavits, ALTA statements or personal undertakings (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to remove the standard “mechanics lien” and “GAP” exceptions and otherwise issue the Title Policy in the form required by Buyer.

(d)               “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; (4) items shown on the Surveys or any updated or new surveys of the Property which have not been removed as of the end of the Due Diligence Period; (5) real estate taxes and assessments not yet due and payable; and (6) rights of tenants under the Leases, as occupancy tenants only and without any rights of first refusal, rights of first offer or purchase options.

14.              Documents to be Delivered to Buyer at Closing. At Closing, Seller shall deliver or cause to be delivered to Buyer each of the following instruments and documents:

(a)                Deed. The Deed, in the form attached hereto as Exhibit C.

(b)               Bill of Sale. The Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit D.

(c)                The Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment after the Closing.

(d)               Assignment of Leases and Contracts. An Assignment of Leases and Contracts, in the form attached hereto as Exhibit E, transferring and assigning to Buyer, to the extent the same are assignable, all right, title and interest of Seller in the Leases and the other property described therein.

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(e)                Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Seller or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(f)                FIRPTA. An affidavit, in the form attached hereto as Exhibit F, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).

(g)               Owner’s Affidavit. The Owner’s Affidavit materials referred to in Section 13(d) above.

(h)               Surveys, Plans, Permits and Specifications. All existing surveys, blueprints, drawings, plans and specifications, permits, and operating manuals for or with respect to any of the properties that comprise the Property or any part thereof to the extent the same are in Seller’s possession.

(i)                 Keys. All keys to the improvements, to the extent the same are in Seller’s possession.

(j)                 Leases. Originals of all Leases in effect on the Closing Date (or copies thereof in the event the originals are not in Seller’s possession, or in the possession of Sellers’ property manager and such copies of Leases are in Seller’s possession), and the tenant files with respect to such Leases, to the extent the same are in Seller’s possession.

(k)               Certificate. A certificate (the “Update”) of Seller dated as of the Closing Date certifying that the representations and warranties of Seller set forth in Section 6(a) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, except as to Schedule 6(a)(5), and Section 6(a)(13), which Update shall be dated no earlier than three (3) days prior to Closing.

(l)                 Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

15.              Documents to be Delivered to Seller at Closing. At Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments, documents and amounts:

(a)                Purchase Price. The Purchase Price, subject to adjustment and proration as provided in Section 17 below.

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(b)               Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Buyer or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(c)                Assignment of Leases. A counterpart of the Assignment of Leases and Contracts, in the form attached hereto as Exhibit E.

(d)               Certificate. A certificate of Buyer (the “Buyer’s Update”) dated as of the Closing Date certifying that the representations and warranties of Buyer set forth in Section 6(b) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, which Buyer’s Update shall be dated no earlier than three (3) days prior to Closing.

(e)                Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

16.              Documents to be Delivered by Seller and Buyer at Closing. At Closing, Buyer and Seller shall deliver or cause to be delivered each of the following instruments and documents:

(a)                Escrow Instructions. Escrow instructions (as described in Section 10(b)).

(b)               Settlement Statement. A fully executed settlement statement.

(c)                Notice to Tenants. A duly executed notice to each of the tenants under the Leases.

17.              Prorations and Adjustments.

(a)                The following items shall be prorated and adjusted based upon the number of calendar days in the measuring period between Seller and Buyer as of midnight on the date of Closing, except as otherwise specified:

(1)               Taxes. All real estate taxes and assessments (“Taxes”) assessed against the Property for the year of Closing shall be prorated as follows: Seller will be responsible for the payment of Taxes applicable to the period before the Closing Date, and Buyer will be responsible for the period on and after the Closing Date. If the actual taxes and assessments cannot be determined for such year as of the Closing Date, then the parties shall make such proration based upon One Hundred Ten percent (110%) of the most recently issued tax bill for the Property and thereafter, make a final adjustment of such Taxes upon receipt of the final bill. The provisions of this Section 17(a)(1) shall survive Closing.

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(2)               Utilities. All utilities shall be prorated based upon estimates using the most recent actual invoices. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing. In the case of non-transferable deposits, Buyer shall be responsible for making any security deposits required by utility companies providing service to the Property.

(3)               Collected Rent. Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant: (x) first to such tenant’s rental obligation post closing not including any rents credited to Buyer on the closing statement, (y) next to such tenant’s monthly rental for the month in which the payment is made, and (z) then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting collection costs, any rent or expense reimbursements properly allocable to Seller’s period of ownership. Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller or Buyer after Closing which are owed to Seller or Buyer shall be remitted to Seller or Buyer as applicable, promptly after receipt.

(b)               Tenant Security Deposits. All unapplied tenant security deposits (and interest thereon if required by law or contract to be earned thereon) under the Leases, shall be credited to Buyer at Closing.

(1)               Service Contracts. With respect to any contracts that are assumed by Buyer and survive the Closing, Seller shall receive a credit for prepaid charges and premiums applicable to Buyer’s period of ownership. The Buyer shall receive a credit for any payments made in arrears. In addition and without limitation of the foregoing, Buyer shall receive a credit under any assumed contract (each a “Service Provider Contract”) in which Seller has received any advance payments or other income from the servicer provider under such Service Provider Contract in exchange for agreeing to enter into such Service Provider Contract (regardless of whether such advance payment or other income was paid in a lump sum or in installments). Any lump sum payments shall be pro-rated on a straight line basis over the term of any applicable Service Provider Contract.

(2)               Owner Deposits. Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Property that have been provided by Seller or any of its affiliates, agents or investment advisors to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”). Buyer shall replace such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not receive a credit, such funds shall be delivered to Seller immediately upon their receipt.

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(c)                Final Prorations. With regards to any prorations set forth in this Section 17 that are based upon estimates, such prorations shall be readjusted based upon the actual bills after the Closing and before the expiration of the Limitation Period. The provisions of this Section 17(c) shall survive Closing.

18.              Default; Termination(a)                . IF THE CLOSING FAILS TO OCCUR BECAUSE OF BUYER’S DEFAULT, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN BECAUSE OF THE NATURE OF THE PROPERTY AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE LAWS, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 18, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS INTENDED TO BE SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY FOR A DEFAULT BY BUYER, BUT IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

SELLER’S INITIALS: _____ BUYER’S INITIALS:

(b)               If Seller defaults in any material respect hereunder, then provided Buyer is not in default any material respect, Buyer may, at its sole election, either:

(1)               Terminate this Agreement, whereupon the parties shall issue joint written instructions to Escrow (which shall not be withheld in bad faith) to return the Deposit to Buyer, after which point neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or

(2)               Assert and seek judgment against Seller for specific performance with respect to the Property. If a court of competent jurisdiction determines that the remedy of specific performance is not available to Buyer, then Buyer shall have the right to assert and seek judgment against Seller for actual contract damages, provided that in no event shall such damages exceed One Hundred Thirty Thousand Four Hundred Two and 48/100 Dollars ($130,402.48.)

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19.              Expenses.

(a)                All recording fees respecting the Deed, title insurance premiums for the Title Policy, all state and county transfer taxes, all brokerage fees and commissions, and one-half (1/2) of the fee charged by Escrow Holder, shall be borne and paid by Seller.

(b)               One-half (1/2) of the fee charged by Escrow Holder shall be borne and paid by Buyer.

(c)                All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with custom where the properties in question are located.

20.              Intermediaries(a)                . (a) Buyer and Seller acknowledge and agree that Seller’s Broker (as defined in the Basic Terms) has acted as a broker in connection with this transaction on behalf of Seller and Buyer’s Broker (as defined in the Basic Terms) has acted as a broker in connection with this transaction on behalf of Buyer. Upon Closing, Seller agrees to pay a brokerage commission to Seller’s Broker pursuant to a separate agreement between Seller and Seller’s Broker. Seller shall ensure that Seller’s Broker pays Buyer’s Broker a fee equal to one-half of the brokerage fees paid under this Section 20(a). All brokerage fees are to be paid through Escrow Holder at Closing as a Closing Cost.

(b)               Seller represents to Buyer, and Buyer represents to Seller, that except for Seller’s Broker and Buyer’s Broker, respectively, there are no fees owed to any broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

21.              Destruction of Improvements.

(a)                If, prior to Closing, any of the Improvements on any of the properties that comprise the Property are damaged or destroyed such that the cost of repair or replacement of such improvements is material (“Material Damage”), or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain (“Condemnation”), then:

(1)               Buyer may elect, within fourteen (14) days from receipt of notice of said Material Damage, or notice of a Condemnation, by written notice to Seller, to exclude the individual property affected by such event from this transaction; provided that if more than twenty-five percent (25%) of the properties that comprise the Property suffer Material Damage, or become the subject of a Condemnation, then Buyer may terminate this Agreement. If necessary, the time of Closing shall be extended to permit Buyer to evaluate and make the elections contemplated in this Section 21. If Buyer elects to terminate this Agreement in accordance with this Section 21, then the Deposit shall be returned to Buyer and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

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(2)               If Buyer elects to exclude certain properties from this transaction, and proceed to the Closing, then the Purchase Price shall be reduced by the aggregate amount specified for such properties in the “Cost” column of Exhibit A-1 or A-2 If, however, it is determined that any damage to one or more properties does not constitute a Material Damage, or Buyer elects to purchase one or more properties that have suffered Material Damage, then the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall assign to Buyer Seller’s rights in any insurance proceeds or Condemnation award to be paid to Seller in connection with such damage or Condemnation, and, in the case of Material Damage, Seller shall pay to Buyer an amount equal to the deductible under Seller’s policy of casualty insurance and Seller shall execute and deliver to Buyer all required proofs of loss, assignments of claims and other similar items.

(b)               For purposes of this Section 21, damage or destruction will be considered Material Damage if one or more of the properties that comprise the Property are rendered uninhabitable, or if the time to repair such damage, despite reasonable expectations with respect to repairs, is reasonably by Buyer to exceed three months. If, prior to Closing, any of the improvements on the Property are damaged or destroyed and such damage is not Material Damage, Buyer shall remain obligated to close hereunder with no abatement in the Purchase Price. At Closing, Seller shall assign to Buyer Seller’s rights in any insurance proceeds to be paid to Seller in connection with such damage or destruction, and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.

22.              General Provisions.

(a)                Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b)               Amendments in Writing. This Agreement may be amended only by a written memorandum subsequently executed by all of the parties hereto.

(c)                Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

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(d)               Time of the Essence. Time is of the essence of this Agreement. However, if Buyer is acting diligently and in good faith to proceed with the consummation of the transaction contemplated by this Agreement on the Closing Date, Seller will agree, upon the written request of Buyer, to extend the Closing Date up to three (3) business days. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in the State where the Property is located, will be deemed to refer to the next day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in such State.

(e)                Severability. If any provision of this Agreement is rendered unenforceable in whole or in part, such provision will be limited to the extent necessary to render the remainder of the Agreement valid, or will be deemed to be removed from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f)                Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

(g)               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and their respective successors, and permitted assigns. This Agreement may not be assigned by either party without the consent of the other party, except that Buyer may, without consent from Seller, assign this Agreement to Reven Housing REIT, Inc., any affiliate of Reven Housing REIT, Inc., or any affiliated entity in which Buyer, or its executives or officers, have a financial or management interest; provided that such assignment will not release Buyer from its obligations under this Agreement. Any assignment in accordance with this Section 22(g) will entitle the assignee thereunder to all rights and benefits, and subject such assignee to all obligations, of Buyer hereunder.

(h)               Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next business day delivery, or sent by facsimile transmission or electronic mail (so long as reasonable evidence that such notice was sent and received is obtained by the sending party). The time to respond to such notice as provided in this Agreement will not commence until the actual receipt of the notice. Notices will be deemed valid if sent to the parties as follows:

IF TO BUYER:

P.O. Box 1459

La Jolla, CA 92038-1459

Phone: 858-459-4000

e-mail: cmc@revenhousingreit.com

e-mail: mps@revenhousingreit.com

Attention: Chad Carpenter and Michael Soni

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with a copy to:

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067

Phone: (310) 586-6505

e-mail: treisterd@gtlaw.com

Attention: Dana S. Treister

with an additional copy to:

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067

Phone: (310) 586-7855

e-mail: presants@gtlaw.com

Attention: Sandy Presant

IF TO SELLER:

The Dominion Group

1029 N. Calvert St.

Baltimore, MD 21202

Phone: (410) 353-5667

e-mail: jack@thedominiongroup.com

Attention: Jack BeVier

With a copy to:

Philip S. Rosenzweig, Esq.

Partner

Silverang & Donohoe, LLC

595 East Lancaster Avenue, Suite 203

St. Davids, Pa. 19087

Phone 610-263-0124 (direct)

610-263-0115 (main)

Fax: 215-754-4139 (efax)

Email: prosenzweig@sanddlawyers.com

Attn: Philip S. Rosenzweig, Esq.

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IF TO ESCROW HOLDER:

Fidelity National Title Insurance Company

1300 Dove Street, Suite 130

Newport Beach, California 92660

Phone: (949) 221-4715

e-mail: paul.mcdonald@fnf.com

Attention: Paul McDonald

or to such additional or other persons, at such other address or addresses as may be designated by notice from Buyer or Seller, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given upon receipt or refusal of receipt. Notices by facsimile or electronic mail shall be deemed given and effective upon receipt or refusal of receipt. Notices by overnight courier shall be deemed given and effective upon receipt or refusal of receipt from Federal Express, UPS or another recognized overnight courier service.

(i)                 Governing Law; Venue. To the extent enforceable, the parties agree that this Agreement shall be governed in all respects by the internal laws of the State of Delaware; provided that if the dispute involves an individual property the law of the State where such property is located will apply. In any dispute arising out of or related to this Agreement, an action must be brought in the United States District Court for the State of Georgia (Northern Division), or in a state court (A) sitting in the county in which the property or properties which are the subject of such action are situated, or (B) in any county in which any of the properties is situated, if the subject of the action is not limited to properties in a single county The provisions of this Section 22(i) will survive the termination of this Agreement.

(j)                 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

(k)               Attorneys’ Fees. If any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. If the party that commenced or instituted the action, suit or proceeding dismisses or discontinues it without the concurrence of the other party, such other party shall be deemed the prevailing party. The provisions of this Section 22(k) will survive any termination of this Agreement.

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(l)                 Construction. This Agreement will not be construed more strictly against either party by virtue of the fact that it was prepared by one party or its counsel, it being recognized that each party hereto has had the opportunity to review, have its counsel review, and provide input into this Agreement. All words herein that are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein that is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(m)             Reporting Obligations. Seller and Buyer hereby designate Escrow Holder to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions. If required under applicable law, Seller, Buyer and Escrow Holder shall execute at Closing a Designation Agreement designating the Escrow Holder as the reporting person with respect to the transaction contemplated by this Agreement.

(n)               1031 Exchange. Either party may involve this transaction in a like-kind exchange under Internal Revenue Code Section 1031, the cost and expense of which will be borne solely by the party invoking such structure. Each party shall reasonably cooperate with the other in such structure, provided that the party that is not participating in a like-kind exchange shall incur no material costs, expenses or liabilities in connection with the other’s exchange and will not be required to take title to or contract for purchase of any other property. If either party uses a qualified intermediary or exchange accommodator to effectuate the exchange, any assignment of the rights or obligations of such party shall not relieve, release or absolve such party of its obligations to the other.

(o)               Bulk Sales. Seller agrees to indemnify and hold Buyer, any permitted assignee of Buyer’s rights under this Agreement and any of their respective affiliates, officers, directors, shareholders, members, partners, agents, employees and advisors (collectively, the “Indemnified Parties”) harmless from and against any and all claims, damages, losses, costs, expenses, liens, actions and causes of actions (including, without limitation, reasonable attorneys’ fees and expenses) that may be incurred by, or asserted against, Buyer, any of the other Indemnified Parties or the Property by reason of either such noncompliance with the Bulk Sales laws applicable in the state or states where the Property is located, or the failure of Seller to have paid any taxes, penalties or interest which are the subject of such laws. The provisions and obligations of this Section 24(o) shall survive the Closing.

(p)               Confidentiality. Buyer and its representatives shall hold in strictest confidence all data and information obtained with respect to the operation and management of the Property, whether obtained before or after the execution and delivery hereof, and shall not use such data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer from disclosing to its prospective lenders or investors, or to its officers, directors, attorneys, accountants, architects, engineers and consultants to perform their designated tasks in connection with Buyer’s inspection and proposed acquisition of the Property, provided Buyer advises any such party of the confidential nature of the information disclosed. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Buyer or Seller; (b) is rightfully received from a third party; or (c) is required to be disclosed by law. Notwithstanding the preceding, nothing in this Agreement will prevent or be deemed to limit Buyer’s ability to disclose the existence of this Agreement, and the nature of any material terms herein, to the Securities and Exchange Commission or any other governmental agency to which Buyer, or its successors hereunder, have a disclosure obligation under any applicable law.

[SIGNATURE PAGE FOLLOWS]

26

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER

DOMINION ATLANTA PROPERTIES FUND, I, LP,

a Delaware limited partnership

By:  /s/ Jack BeVier
Name:  Jack BeVier, Authorized Party

DP ATLANTA FUND, LLC,

a Delaware limited liability company

By:  /s/ Jack BeVier
Name:  Jack BeVier, Authorized Party

STONE TOWER INVESTMENTS, LLC,

a Georgia limited liability company

By:  /s/ Jack BeVier
Name:  Jack BeVier, Authorized Party

FULL COURT PRESS, LLC,

a Delaware limited liability company

By:  /s/ Jack BeVier
Name:  Jack BeVier, Authorized Party

RMN INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company

By:  /s/ Jack BeVier
Name: Jack BeVier, Authorized Party

27

DP ATLANTA, LLC,

a Maryland limited liability company

By:  /s/ Jack BeVier
Name:  Jack BeVier, Authorized Party

DPH ATLANTA, LLC,

a Delaware limited liability company

By:  /s/ Jack BeVier
Name:  Jack BeVier, Authorized Party

BUYER

REVEN HOUSING GEORGIA, LLC

a Delaware limited liability company

By:  /s/ Chad Carpenter

Chad Carpenter, Chief Executive Officer

28

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS	DESCRIPTIONS
1. EXHIBIT A-1 and EXHIBIT A-2	DESCRIPTION OF THE PROPERTIES
2. EXHIBIT B	LIST OF CONTRACTS
3. EXHIBIT C	FORM OF DEED
4. EXHIBIT D	FORM OF BILL OF SALE
5. EXHIBIT E	FORM OF ASSIGNMENT OF LEASES AND CONTRACTS
6. EXHIBIT F	FORM OF FIRPTA AFFIDAVIT

SCHEDULES	DESCRIPTIONS
1. 6(a)(3)	PROPERTY INFORMATION

EXHIBIT A-1

DESCRIPTION OF PROPERTies in DECEMBER 31, 2013 Closing

DOMINION ATLANTA PROPERTIES FUND I, LP Properties

No.	Address	County	City	Zip Code	Cost
1.	1011 Briarberry Ln	Riverdale	Clayton	30296	$ 93,472
2.	1305 Sandybrook Ct	DeKalb	Lithonia	30058	$ 93,472
3.	2714 Parkway Trl	DeKalb	Lithonia	30058	$ 69,881
4.	6576 Planters Ct	Clayton	Morrow	30260	$ 75,668
5.	3781 Wesley View	DeKalb	Decatur	30034	$ 73,442
6.	3399 Bells Landing Dr	Clayton	Rex	30273	$ 84,570
7.	170 Rivergate Ct	Clayton	Jonesboro	30238	$ 97,923
8.	2353 Brianna Dr	Clayton	Hampton	30228	$ 73,442
9.	8808 Edenton Way	Clayton	Jonesboro	30238	$ 97,923
10.	3281 Glen Hollow Dr	Clayton	Rex	30273	$ 75,668
11.	330 E Country Woods Dr	Newton	Covington	30016	$ 77,893
12.	2457 Northmill Ln	DeKalb	Decatur	30035	$ 80,119
13.	2048 Manhattan Pkwy	DeKalb	Decatur	30035	$ 82,344
14.	3700 Prescott Ridge	DeKalb	Clarkston	30021	$ 75,668
15.	3163 Hardin Ct	DeKalb	Lithonia	30038	$ 93,472
16.	1489 Emily Ct	Clayton	Riverdale	30296	$ 77,893
17.	6089 Giles Ct	DeKalb	Lithonia	30058	$ 97,923
18.	1914 Grove Way	Clayton	Hampton	30228	$ 73,442
19.	5454 Northcut Dr	Clayton	Atlanta	30349	$ 82,344
20.	497 Eagles Crossing	Clayton	Riverdale	30274	$ 77,893
21.	8479 Glendevon Ct	Clayton	Riverdale	30274	$ 95,697
22.	3323 Waldrop Trl	DeKalb	Decatur	30034	$ 75,668
23.	7 Old Roundtree Rd	Clayton	Riverdale	30274	$ 75,668
24.	9925 Rivercliff Ln	Douglas	Villa Rica	30180	$ 80,119
25.	1364 Daffodil Ln	Clayton	Hampton	30228	$ 97,923
26.	1062 Plantation Blvd	Rockdale	Conyers	30094	$ 89,021
27.	3340 Glen Hollow Dr	Clayton	Rex	30273	$ 75,668
28.	355 Lakefront Dr	Henry	McDonough	30253	$ 97,923
29.	2850 Heritage Ln	Clayton	Morrow	30260	$ 100,148
30.	3575 Brookstone Way	Fulton	Union City	30291	$ 77,893
31.	7596 Briar Crest Ct	Clayton	Riverdale	30296	$ 84,570
32.	2301 Nicole Dr	Clayton	Hampton	30228	$ 70,772
33.	7110 New Dale Rd	Clayton	Rex	30273	$ 77,893
34.	8734 Parliament Pl	Clayton	Jonesboro	30238	$ 82,344
35.	2743 Rosebud Ct	Clayton	Hampton	30228	$ 75,668

36.	3709 Prescott Ridge Cir	DeKalb	Clarkston	30021	$ 73,442
37.	1726 Hearthstone Way	Clayton	Jonesboro	30236	$ 75,668
38.	2973 Heritage Villa Dr	DeKalb	Lithonia	30038	$ 68,991
39.	3798 Waldrop Ln	DeKalb	Decatur	30034	$ 75,668
40.	361 Chateauguay Dr	Henry	Ellenwood	30294	$ 75,668
41.	873 River Mist Dr	Clayton	Jonesboro	30238	$ 84,570
42.	417 Montgomery Pl	Clayton	Jonesboro	30238	$ 95,697
43.	2020 Valley Woods Dr	Clayton	Riverdale	30296	$ 106,825
44.	7624 Creekside Ln	Clayton	Riverdale	30296	$ 75,668
45.	5693 Eagles Feather Ln	Clayton	Riverdale	30274	$ 77,893
46.	4642 Latchwood Dr	DeKalb	Lithonia	30038	$ 82,344
47.	7312 Williamsburg Dr	Clayton	Riverdale	30274	$ 82,344
48.	1560 Tigris Ct	Clayton	Atlanta	30349	$ 84,570
	Total of 48 Properties			Total	$ 3,970,775

DP ATLANTA FUND, LLC Properties

No.	Address	County	City	Zip Code	Cost
49.	3682 Brookwood Blvd	Clayton	Rex	30273	$ 75,520
50.	2144 Marbut Farms Entry	DeKalb	Lithonia	30058	$ 75,520
51.	3127 Panthers Trace	DeKalb	Decatur	30034	$ 66,635
52.	7215 Raintree Loop	Clayton	Jonesboro	30236	$ 77,741
53.	5271 Brentwood Rd	Clayton	College Park	30349	$ 75,520
54.	977 Ellison Ct	Cobb	Austell	30168	$ 77,741
55.	6738 Amesbury Ln	Clayton	Riverdale	30296	$ 77,741
56.	3940 Scott Dr	Clayton	Forest Park	30297	$ 70,634
57.	825 Pixley Dr	Clayton	Riverdale	30296	$ 73,299
58.	2278 Lanier Pl	Clayton	Morrow	30260	$ 77,741
59.	5475 Deerfield Trl	Fulton	College Park	30349	$ 75,520
60.	6186 Princeton Ave	Clayton	Morrow	30260	$ 75,520
61.	523 Carlton Pointe	Fulton	Palmetto	30268	$ 79,518
62.	947 Fox Valley Ct	DeKalb	Stone Mountain	30088	$ 77,741
63.	7503 Conkle Rd	Clayton	Jonesboro	30236	$ 106,617
64.	4021 Maplewood Dr	DeKalb	Decatur	30035	$ 75,520
65.	8206 Mahogany Ln	DeKalb	Lithonia	30058	$ 93,290
66.	8062 Kylie Ct	Clayton	Jonesboro	30274	$ 79,963
	Total of 18 Properties			Total	$ 1,411,781

STONE TOWER INVESTMENTS, LLC Properties

No.	Address	County	City	Zip Code	Cost
67.	6092 Marbut Rd	DeKalb	Lithonia	30058	$ 69,082
68.	537 Fielding Cir	Clayton	Riverdale	30274	$ 55,266
69.	11949 Spring Lake Way	Clayton	Fayetteville	30215	$ 82,899
70.	6589 River Rd	Clayton	Riverdale	30274	$ 54,871
71.	6295 Klondike River Rd	DeKalb	Lithonia	30038	$ 70,108
72.	6114 Camden Forrest Dr	Clayton	Riverdale	30296	$ 59,213
73.	370 Valiant Ln	Clayton	Riverdale	30274	$ 67,108
74.	206 Lucan Ct	Clayton	Riverdale	30274	$ 65,135
	Total of 8 Properties			Total	$ 523,682

FULL COURT PRESS, LLC Properties

No.	Address	County	City	Zip Code	Cost
75.	2052 Cherrybrook Dr	DeKalb	Decatur	30032	$ 68,000
76.	5221 Kirk Dr	Clayton	College Park	30349	$ 70,000
77.	1097 Hidden Brook Trl	Clayton	Atlanta	30349	$ 68,000
78.	3528 Waldrop Cliff Cir	DeKalb	Decatur	30034	$ 74,000
79.	1500 Knights Trl	DeKalb	Stone Mountain	30083	$ 80,000
	Total of 5 Properties			Total	$ 360,000

RMN INVESTMENT HOLDINGS, LLC Properties

No.	Address	County	City	Zip Code	Cost
80.	5268 Fox Path	DeKalb	Stone Mountain	30088	$ 74,213
81.	6362 Redan Sq	DeKalb	Lithonia	30058	$ 76,333
82.	3648 Stanford Cir	DeKalb	Decatur	30034	$ 72,092
83.	6354 Shannon Pkwy #35G	Fulton	Union City	30291	$ 67,428
84.	4811 White Oak Path	DeKalb	Stone Mountain	30088	$ 74,213
85.	95 Triple Crown Ln	Henry	Ellenwood	30294	$ 78,453
86.	384 Cativo Dr SW	Fulton	Atlanta	30311	$ 74,213
87.	6427 Bedford Ln	DeKalb	Lithonia	30058	$ 65,562
88.	9044 Hamilton Ct	Clayton	Jonesboro	30236	$ 63,611
89.	2975 Phillips Way	DeKalb	Lithonia	30038	$ 69,972
90.	5319 Creekview Way	Clayton	Morrow	30260	$ 75,909
	Total of 11 Properties			Total	$ 791,999

DP ATLANTA, LLC Properties

No.	Address	County	City	Zip Code	Cost
91.	1741 Fielding Way	Clayton	Hampton	30228	$ 74,804
92.	8202 Winewood Ct	Clayton	Riverdale	30274	$ 72,537
93.	806 Boston Commons	Clayton	College Park	30349	$ 62,745
94.	8281 Chestnut Dr	Clayton	Jonesboro	30238	$ 74,804
95.	2331 Nicole Dr	Clayton	Hampton	30228	$ 79,338
96.	6354 Shannon Pkwy #18C	Fulton	Union City	30291	$ 70,270
97.	6304 Hickory Lane Cir	Fulton	Union City	30291	$ 77,071
98.	3684 Brookwood Blvd	Clayton	Rex	30273	$ 77,071
99.	2223 Scarbrough Dr	DeKalb	Stone Mountain	30088	$ 72,537
100.	7032 Panda Rd	Cobb	Austell	30168	$ 79,338
101.	966 Foxworthy Ln	Clayton	Riverdale	30296	$ 92,938
102.	4677 Cedar Park Trl	DeKalb	Stone Mountain	30083	$ 72,084
103.	1738 Salina Dr	Clayton	Jonesboro	30236	$ 72,537
104.	468 Paxton Pl	Clayton	Riverdale	30274	$ 81,604
105.	1983 Northerly Way	DeKalb	Stone Mountain	30088	$ 77,071
106.	2441 Brianna Dr	Clayton	Hampton	30228	$ 72,084
107.	145 Cinnamon Fern Cir	Newton	Covington	30016	$ 95,205
108.	886 Disney Ct	DeKalb	Stone Mountain	30088	$ 72,084
109.	4631 Candlewyck Way	Gwinnett	Buford	30518	$ 74,804
110.	6972 Lismore Dr	Gwinnett	Norcross	30093	$ 90,672
111.	8415 N Pond Ct	Clayton	Riverdale	30274	$ 70,270
112.	1102 Greendale Ln	Clayton	Jonesboro	30238	$ 77,071
113.	756 Four Winds Ln	Clayton	Jonesboro	30238	$ 90,672
114.	2062 W Morgans Bluff Ct	DeKalb	Lithonia	30058	$ 72,537
115.	1324 Interlaken Pass	Clayton	Jonesboro	30238	$ 95,205
116.	5312 McCarter Station	DeKalb	Stone Mountain	30088	$ 81,151
117.	1249 Misty Meadows Ln	Clayton	Hampton	30228	$ 81,604
118.	1748 Natchez Trl	DeKalb	Conley	30288	$ 81,151
	Total of 28 Properties			Total	$ 2,191,259

EXHIBIT A-2

DESCRIPTION OF PROPERTies in 2014 OPTIONAL Closing

DPH ATLANTA, LLC Properties

No.	Address	County	City	Zip Code	Cost
1.	5090 Windsor Forrest Ln	Fulton	College Park	30349	$ 68,419
2.	1779 Deer Crossing Way	Clayton	Jonesboro	30236	$ 76,445
3.	4433 Newton Estates Trl	Clayton	Ellenwood	30294	$ 70,712
4.	11171 Knotty Pine Pl	Clayton	Hampton	30228	$ 57,334
5.	5696 Collonade Dr	Clayton	Rex	30273	$ 76,063
6.	838 Commerce Blvd	Clayton	Riverdale	30296	$ 63,067
7.	1478 Riverrock Trl	Clayton	Riverdale	30296	$ 63,067
8.	881 Hampton Hill Ct	Gwinnett	Lawrenceville	30044	$ 74,534
9.	7111 Brookview Way	Clayton	Riverdale	30274	$ 64,978
10.	2290 Chestnut Log Dr	Douglas	Lithia Springs	30122	$ 64,978
11.	8339 Reinosa Way	Clayton	Jonesboro	30236	$ 63,067
12.	285 Splitwood Ln	Fulton	Fairburn	30213	$ 66,890
13.	552 Simpson Place Dr	Clayton	Forest Park	30297	$ 80,268
14.	1149 Alford Rd	DeKalb	Lithonia	30058	$ 91,352
15.	633 Stone Harbor Pkwy SW	Cobb	Marietta	30060	$ 87,912
16.	2736 Norfair Loop	DeKalb	Lithonia	30038	$ 60,774
17.	3470 Valley Oaks Rd	DeKalb	Lithonia	30038	$ 64,978
18.	6847 Shangrila Way	Clayton	Riverdale	30296	$ 63,067
19.	7414 Grayson Dr	Clayton	Riverdale	30296	$ 63,067
20.	979 Brandon Hill Way	Clayton	Jonesboro	30238	$ 66,890
21.	11942 Lovejoy Crossing Blvd	Clayton	Hampton	30228	$ 66,890
22.	5120 Cochran Dr	Fulton	Union City	30291	$ 61,156
23.	7827 Taylor Cir	Clayton	Riverdale	30274	$ 63,067
24.	5549 Strathmoor Manor Cir	DeKalb	Lithonia	30058	$ 66,507
25.	2428 Butner Rd SW	Fulton	Atlanta	30331	$ 63,067
26.	5891 John St	Cobb	Austell	30106	$ 64,978
27.	225 DeerrunTrl	Fulton	Atlanta	30349	$ 64,978
28.	2453 Crestdale Cir SE	DeKalb	Atlanta	30316	$ 64,978
29.	1091 Commons Ct	Clayton	Jonesboro	30238	$ 70,712
30.	4956 Ivylog Ct	DeKalb	Lithonia	30038	$ 64,978
31.	1682 Hearthstone Ct	Clayton	Jonesboro	30236	$ 70,712
32.	111 Forest Pl	Henry	Stockbridge	30281	$ 64,978
33.	5497 Winslow Crossing	DeKalb	Lithonia	30038	$ 70,712
34.	6690 Vesta Brook Dr	Clayton	Morrow	30260	$ 63,067
35.	5297 Brentwood Rd	Clayton	College Park	30349	$ 61,156

36.	2755 Hunters Ct	Clayton	Hampton	30228	$ 68,419
37.	6265 Leverett Dr	DeKalb	Lithonia	30038	$ 64,978
38.	1724 Laurel Creek Cir	DeKalb	Lithonia	30058	$ 64,978
39.	5214 Alexander St	Fulton	Union City	30291	$ 68,419
40.	1012 Cone Rd	Clayton	Forest Park	30297	$ 64,978
41.	2734 Parkway Trl	DeKalb	Lithonia	30058	$ 64,978
42.	2646 Parkway Trl	DeKalb	Lithonia	30058	$ 66,890
43.	5811 Strathmoor Manor Cir	DeKalb	Lithonia	30058	$ 59,245
44.	2594 Capella Cir SW	Fulton	Atlanta	30331	$ 72,623
45.	3893 River Ridge Ct	DeKalb	Decatur	30034	$ 80,268
46.	2091 Dylan Ct	Clayton	Ellenwood	30294	$ 86,001
47.	6291 Valdez Dr	Clayton	Rex	30273	$ 68,419
48.	2791 Vining Ridge Ter	DeKalb	Decatur	30034	$ 53,308
	Total of 48 Properties			Total	$ 3,253,302

DP ATLANTA FUND, LLC Properties

No.	Address	County	City	Zip Code	Cost
49.	1687 Hunting Creek Dr	Rockdale	Conyers	30013	$ 64,414
50.	2185 Miranda Dr	Clayton	Morrow	30260	$ 73,299
51.	40 Court St S	Henry	Ellenwood	30294	$ 77,741
52.	5571 Tunbridge Wells Rd	DeKalb	Lithonia	30058	$ 79,963
53.	2165 Knighton Dr	Fulton	Atlanta	30349	$ 70,634
	Total of 5 Properties			Total	$ 366,051

DOMINION ATLANTA PROPERTIES FUND I, LP Properties

No.	Address	County	City	Zip Code	Cost
54.	9042 Bob Jackson Dr	Clayton	Jonesboro	30238	$ 82,344
	Total of 1 Property			Total	$ 82,344

RMN INVESTMENT HOLDINGS, LLC Properties

No.	Address	County	City	Zip Code	Cost
55.	3685 Eagle Woods Cir	DeKalb	Lithonia	30038	$ 89,055
	Total of 1 Property			Total	$ 89,055

EXHIBIT B

LIST OF CONTRACTS

1.

EXHIBIT C

FORM OF DEED

After recording, please return to:

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, CA 90067

Attn: Dana Treister, Esq.

STATE OF GEORGIA

COUNTY OF ______________

LIMITED WARRANTY DEED

THIS INDENTURE is made this _____ day of November, 2013, by and among DOMINION ATLANTA PROPERTIES FUND I, LP, a Delaware limited partnership, DP ATLANTA FUND, LLC, a Delaware limited liability company, STONE TOWER INVESTMENTS, LLC, a Georgia limited liability company, FULL COURT PRESS, LLC, a Delaware limited liability company, RMN INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, DP ATLANTA, LLC, a Maryland limited liability company, and DPH ATLANTA, LLC, a Delaware limited liability company (collectively, “Grantor”) and, REVEN HOUSING GEORGIA, LLC a Delaware limited liability company (together with any designee identified or appointed by REVENT HOUSING GEORGIA, LLC, “Grantee”) (herein, the words “Grantor” and “Grantee” to include its respective heirs, successors and assigns where the context requires or permits).

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) in hand paid to Grantor by Grantee at and before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, and the successors, legal representatives and assigns of Grantee, all that tract or parcel of land being more particularly described on Exhibit “C-1” attached hereto and incorporated herein by reference (the “Land”).

TO HAVE AND TO HOLD said tract or parcel of land, together with all buildings, structures and other improvements affixed to the Land, and any and all of the rights, members and appurtenances thereof to the same being, belonging or in anywise appertaining to the only proper use, benefit and behoof of Grantee forever, in fee simple; and

GRANTOR SHALL WARRANT and forever defend the right and title to said tract or parcel of land unto Grantee, and the successors, legal representatives and assigns of Grantee, against the claims of all persons whomsoever, claiming by, through or under Grantor, but not otherwise; provided, however, that the warranties of title made by Grantor herein shall not extend to any claims arising under any matter set forth on Exhibit “C-2”, attached hereto and incorporated herein by reference; however, this reference shall not serve to reimpose the same.

[Intentionally left blank]

[Signatures on next page]

IN WITNESS WHEREOF, Grantor, acting by and through its general partner, has executed and sealed this indenture, and delivered this indenture to Grantee, on the day and year first written above.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires: (NOTARY SEAL)

GRANTOR:

DOMINION ATLANTA PROPERTIES FUND, I, LP,

a Delaware limited partnership

By:  ______________________________
Name: ______________________________

DP ATLANTA FUND, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ______________________________

STONE TOWER INVESTMENTS, LLC,

a Georgia limited liability company

By:  ______________________________
Name: ______________________________

FULL COURT PRESS, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ______________________________

RMN INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ______________________________

DP ATLANTA, LLC,

a Maryland limited liability company

By:  ______________________________
Name: ______________________________

DPH ATLANTA, LLC,

a Delaware limited liability company

By:  ______________________________
Name:_______________________________

EXHIBIT C-1

[Legal Descriptions of the parcels]

EXHIBIT C-2

PERMITTED EXCEPTIONS

1.

EXHIBIT D

FORM OF BILL OF SALE

DOMINION ATLANTA PROPERTIES FUND I, LP, a Delaware limited partnership, DP ATLANTA FUND, LLC, a Delaware limited liability company, STONE TOWER INVESTMENTS, LLC, a Georgia limited liability company, FULL COURT PRESS, LLC, a Delaware limited liability company, RMN INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, DP ATLANTA, LLC, a Maryland limited liability company, and DPH ATLANTA, LLC, a Delaware limited liability company (collectively, “Seller”), for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, does hereby quitclaim, sell, assign, transfer and set over to REVEN HOUSING GEORGIA, LLC, a Delaware limited liability company (“Buyer”), all of its right, title and interest, if any, in and to any Personal Property located on and used in connection with the Property. Seller warrants that it owns such Personal Property free and clear of liens and encumbrances of any persons claiming by, through or under Seller.

Capitalized terms used herein shall have the meanings given to them in that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of November __, 2013, between Seller and Buyer.

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in his name by its officer thereunto duly authorized this ____ day of November, 2013.

SELLER

DOMINION ATLANTA PROPERTIES FUND, I, LP,

a Delaware limited partnership

By:  ______________________________
Name: _____________________________

DP ATLANTA FUND, LLC,

a Delaware limited liability company

By:  ______________________________
Name: _____________________________

STONE TOWER INVESTMENTS, LLC,

a Georgia limited liability company

By:  ______________________________
Name: _____________________________

FULL COURT PRESS, LLC,

a Delaware limited liability company

By:  ______________________________

Name: _____________________________

RMN INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company

By:  ______________________________

Name: ____________________________

DP ATLANTA, LLC,

a Maryland limited liability company

By:  ______________________________

Name: _____________________________

DPH ATLANTA, LLC,

a Delaware limited liability company

By:  ______________________________
Name: _____________________________

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES AND CONTRACTS AND CONTRACTS

THIS ASSIGNMENT OF LEASES AND CONTRACTS AND CONTRACTS (this “Assignment”) is entered into as of the ____ of November, 2013 (the “Closing Date”), among DOMINION ATLANTA PROPERTIES FUND I, LP, a Delaware limited partnership, DP ATLANTA FUND, LLC, a Delaware limited liability company, STONE TOWER INVESTMENTS, LLC, a Georgia limited liability company, FULL COURT PRESS, LLC, a Delaware limited liability company, RMN INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, DP ATLANTA, LLC, a Maryland limited liability company, and DPH ATLANTA, LLC, a Delaware limited liability company (collectively, “Assignor”) and REVEN HOUSING GEORGIA, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor has conveyed to Assignee those certain parcels of real property and improvements located in Atlanta, Georgia, and more particularly described in Exhibit A-1 and Exhibit A-2 attached to this Assignment, pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of November __, 2013 (the “Agreement”) by and between Assignor, as Seller, and Assignee, as Buyer. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Leases and the Contracts.

1. Property. The “Property” means the real property located in Atlanta, Georgia, legally described in Exhibit A-1 and Exhibit A-2 attached to this Assignment, together with the building, structures and other improvements located thereon.

2. Leases. The “Leases” means those leases and occupancy agreements affecting the Property which are described in Exhibit B attached to this Assignment.

3. Contracts. “Assumed Contracts” means those agreements (including any service, maintenance, or repair contracts) that are listed on Exhibit C attached to this Assignment that will survive the Closing.

4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Contracts.

5. Assumption. Assignee hereby assumes and agrees to perform the obligations of Assignor under the Leases and Contracts which accrue and are attributable to the period from and after the Closing Date. Additionally, Assignee agrees to pay all monetary obligations when due under the Contracts arising before the Closing Date to the extent Assignee received a credit on the settlement statement in connection with its purchase of the Property.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

8. Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of Georgia.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Leases and Contracts to be executed as of this ______ day of November, 2013.

ASSIGNOR

DOMINION ATLANTA PROPERTIES FUND, I, LP,

a Delaware limited partnership

By:  ______________________________
Name: _____________________________

DP ATLANTA FUND, LLC,

a Delaware limited liability company

By:  ______________________________
Name: _____________________________

STONE TOWER INVESTMENTS, LLC,

a Georgia limited liability company

By:  ______________________________
Name: _____________________________

FULL COURT PRESS, LLC,

a Delaware limited liability company

By:  ______________________________
Name: _____________________________

RMN INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ____________________________

DP ATLANTA, LLC,

a Maryland limited liability company

By:  ______________________________
Name: _____________________________

DPH ATLANTA, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ____________________________

ASSIGNEE

REVEN HOUSING GEORGIA, LLC

a Delaware limited liability company

By: ____________________________________

Chad Carpenter

Chief Executive Officer

EXHIBIT F

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by DOMINION ATLANTA PROPERTIES FUND I, LP, a Delaware limited partnership, DP ATLANTA FUND, LLC, a Delaware limited liability company, STONE TOWER INVESTMENTS, LLC, a Georgia limited liability company, FULL COURT PRESS, LLC, a Delaware limited liability company, RMN INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, DP ATLANTA, LLC, a Maryland limited liability company, and DPH ATLANTA, LLC, a Delaware limited liability company (collectively, “Transferor”) and REVEN HOUSING GEORGIA, LLC, a Delaware limited liability company (“Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby on behalf of the Transferor represent that the following is true as of the date hereof:

1. __________________ is the______________________ of the Transferor, and is familiar with the affairs and business of the Transferor;

2. The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

3. The Transferor is a ______________ duly organized, validly existing and in good standing under the laws of the State of _________;

4. The Transferor’s United States employer identification number is ______________; and

5. The Transferor’s office address and principal place of business is c/o __________________________.

6. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, we declare that we have examined this affidavit and certificate, and to the best of our knowledge and belief, it is true, correct and complete. We further declare that we have authority to sign this affidavit and certificate on behalf of the Transferor.

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of November ___, 2013.

TRANSFEROR

DOMINION ATLANTA PROPERTIES FUND, I, LP,

a Delaware limited partnership

By:  ______________________________
Name: _____________________________

DP ATLANTA FUND, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ____________________________

STONE TOWER INVESTMENTS, LLC,

a Georgia limited liability company

By:  ______________________________
Name: ____________________________

FULL COURT PRESS, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ____________________________

RMN INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company

By:  ______________________________
Name: ____________________________

DP ATLANTA, LLC,

a Maryland limited liability company

By:  ______________________________
Name: ____________________________

DPH ATLANTA, LLC,

a Delaware limited liability company

By:  ______________________________
Name:_____________________________

SCHEDULE 6(a)(3): SELLER’S DELIVERIES

1.	Copies (including amendments) of all contracts, space leases, equipment/furniture leases (excluding leases of office space, equipment, etc. unrelated to the Premises, i.e., Seller’s offices), service/maintenance/repair/supply contracts license agreements, City Occupancy Certificates, management contracts, insurance contracts, permits related to the Property and financial statements on all tenants in the Properties.
2.	Copies of all property inspection reports since acquisition, and the most recent environmental reports (including any Phase I Report) relating to any of the Properties;
3.	Any plat maps, subdivision plats, renderings, surveys (including the most recent as-built survey) or diagrams and complete plans and specifications, including any amendments thereto of any of the Properties;
4.	Tax certificate(s) and/or bill(s) for both real and personal property for the current tax year for each Property;
5.	A description of the typical scope of work and budget related to the Properties;
6.	A schedule of all current lawsuits pending or threatened affecting each Property which schedule will include a summary of the action, the names of all the parties thereto, including the plaintiff, defendant and any attorneys that do or could affect the applicable Property, the transaction contemplated herein or Seller’s ability to perform its obligations hereunder;
7.	Copies of operating statements since acquisition, all rent rolls, including all lease expiration dates, prepaid deposits and rents, delinquencies, defaults, options to renew, options to purchase, refundable deposits and non-refundable deposits, and any special concessions or options with respect to each Property;
8.	All utility and sewer expenses since acquisition for each Property;
9.	A description of personal property and fixtures typically located at each Property;
10.	Copies of all construction and FF&E warranty agreements including roof bonds for each Property;
11.	Copies of all independent property structural condition reports, area seismological reports, appraisals, engineering reports, geological reports, environmental reports, maintenance reports, and other similar items relating to each Property;
12.	Any studies, reports or similar documents, instruments or materials in Seller’s possession that relate to the condition of all or any portion of each Property, including, without limitation: soils; drainage; traffic; subdivision plats; governmental approvals; American’s with Disabilities Act compliance; planning and zoning.
13.	Copies of or access to all contracts of employment or consultancy affecting each Property.
14.	Memoranda covering the terms and conditions of any unwritten leases or contracts affecting each Property.
15.	Copy of any Common Area Maintenance budget and ledger showing all payments and disbursements at each Property.
16.	List of all utilities paid by landlord with utility company name and contact information for each Property.

SCHEDULE 6(a)(5)

[NEED LIST OF ALL CURRENT LEASES]